EXHIBIT 24.5

POWER OF ATTORNEY

The undersigned hereby constitutes and appoints Glade M. Knight and Stanley J. Olander, Jr., each acting singly, his or her attorney-in-fact, to execute on his or her behalf, individually and in each capacity stated below, and to file, any documents referred to below relating to the registration and resale of common shares of Cornerstone Realty Income Trust, Inc. (“Cornerstone”) which may be issued in connection with Cornerstone’s funding of its capital contribution obligation to The Reserve at Mayfaire, LLC, such documents being: (i) a Registration Statement to be filed with the Securities and Exchange Commission; and (ii) any and all amendments to any of the foregoing, with all exhibits and documents required to be filed in connection therewith. The undersigned further grants unto said attorneys-in-fact and each of them full power and authority to perform each and every act necessary to be done in order to accomplish the foregoing registrations as fully as he or she himself or herself might do.

IN WITNESS WHEREOF, the undersigned has signed this power of attorney as of this 26th day of February, 2004.

/s/ W. Tennent Houston

Name: W. Tennent Houston
Director, Cornerstone Realty Income Trust, Inc.